UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2019

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2019, Equifax Inc. (the “Company”) announced that Sid Singh has been appointed to serve as President—U.S. Information Solutions, replacing Paulino do Rego Barros, Jr., effective February 11, 2019. In this role, Mr. Singh will be responsible for leading the Company’s U.S. Information Solutions business, which provides consumer and commercial information solutions to businesses in the U.S. including online information, decisioning technology solutions, fraud and identity management services, portfolio management services, mortgage reporting and financial marketing services.

Mr. Singh, age 41, served as group president of Integrated Solutions & Vertical Markets at Global Payments Inc., since February 2013. Prior thereto, he served as Senior Vice President, Global Product of Global Payments Inc. since 2010. Prior thereto, he served as Vice President and Regional Head, Asia Pacific of Global Payments Inc. since 2006. Prior thereto, he held senior management positions with HSBC and Citibank.

Mr. Barros will spend the next several months working with Mr. Singh in his transition to Equifax and the USIS business. Moving forward, Mr. Barros will provide leadership support for strategy, business development and global partnerships for the broader enterprise.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated February 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2019	EQUIFAX INC.

/s/ John J. Kelley III
John J. Kelley III Corporate Vice President, Chief Legal Officer and Corporate Secretary